Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Ron Gales, (626) 302-7927

Edison International Reports First Quarter 2020 Results

ROSEMEAD, Calif., April 30, 2020 - Edison International (NYSE: EIX) today reported first quarter 2020 net income of $183 million, or $0.50 per share, compared to net income of $278 million, or $0.85 per share, in the first quarter 2019. As adjusted, first quarter 2020 core earnings were $228 million, or $0.63 per share, compared to core earnings of $206 million, or $0.63 per share, in the first quarter 2019.

Southern California Edison's (SCE) first quarter 2020 net income of $219 million, or $0.60 per share, was lower compared to net income of $293 million, or $0.90 per share, in the first quarter 2019. SCE's first quarter 2020 earnings per share (EPS) decreased by $0.30 from the prior year period, consisting of $0.04 of higher core EPS and $0.34 of higher non-core loss per share. Higher core EPS was primarily due to timing of the receipt of the 2018 General Rate Case (GRC) final decision in the second quarter of 2019 and higher Federal Energy Regulatory Commission (FERC) revenue, partially offset by the increase in shares outstanding and higher operation and maintenance expenses, primarily from higher vegetation management expenses.

SCE's higher non-core loss per share was mainly attributable to the absence of $69 million, or $0.21 per share, of income tax benefits recorded in the first quarter 2019 related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a CPUC resolution, and an after-tax expense recorded in 2020 of $60 million, or $0.17 per share, from the amortization of SCE's contributions to the Wildfire Insurance Fund. These were partially offset by an income tax benefit of $18 million, or $0.05 per share, recorded in 2020 due to re-measurement of uncertain tax positions related to the 2010-2012 California state tax filings currently under audit.

Edison International Parent and Other's first quarter 2020 net loss of $36 million, or $0.10 loss per share, was higher than a net loss of $15 million, or $0.05 loss per share, reported in the first quarter 2019. Edison International Parent and Other’s first quarter 2020 loss per share increased by $0.05 compared to first quarter 2019, consisting of $0.04 of higher core loss per share and $0.01 of higher non-core loss per share. Higher core loss per share was primarily due to higher interest expense, partially offset by the increase in shares outstanding. The higher non-core loss per share was mainly related to income tax expense of $3 million, or $0.01 loss per share, recorded in 2020 due to re-measurement of uncertain tax positions related to the 2010-2012 California state tax filings currently under audit.

“Edison International remains focused on supporting our customers and our communities impacted by COVID-19. We also are focused on ensuring the safety and health of our employees and providing them with the resources necessary to maintain critical operations,” said Pedro J. Pizarro, president and chief executive officer of Edison International. “We continue to perform critical work related to public safety and reliability, while deferring non-critical outages when our communities are staying at home.”

Edison International Reports First Quarter 2020 Financial Results

Pizarro added, “Additionally, SCE continues to make significant progress to mitigate wildfire risk through hardening infrastructure, bolstering situational awareness capabilities and enhancing operational practices, while implementing enhanced data analytics and technology. We are executing these programs as expeditiously as possible as they are critical to ensuring the safety of our communities and are viewed as essential by the State.”

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

2020 Earnings Guidance

The company reaffirmed its earnings guidance range for 2020 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.

2020 Earnings Guidance

	2020 Earnings Guidance			2020 Earnings Guidance
	as of February 27, 2020			as of April 30, 2020
	Low	Mid	High	Low	High
EIX Basic EPS	$4.32	$4.47	$4.62	$4.19	$4.49
Less: Non-core Items*	-	-	-	(0.13)	(0.13)
EIX Core EPS	$4.32	$4.47	$4.62	$4.32	$4.62
* There were ($45) million, or ($0.13) per share of non-core items recorded for the three months ended March 31, 2020, calculated based on an assumed weighted average share count for 2020 which was originally provided on February 27, 2020.

First Quarter 2020 Earnings Conference Call Materials
Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-Q to the company's investor relations website. These materials are available at www.edisoninvestor.com.

Reminder: Edison International Will Hold a Conference Call Today
When:            Thursday, April 30, 2020, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-866-397-8265 (US) and 1-203-369-0540 (Int’l) - Passcode: 5284
Telephone replay available through May 15, 2020
Webcast:     www.edisoninvestor.com

About Edison International

Edison International (NYSE: EIX), through its subsidiaries, is a distributor and generator of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

Edison International Reports First Quarter 2020 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•
ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic;

•	ability of SCE to implement its Wildfire Mitigation Plan, including effectively implementing Public Safety Power Shut-Offs when appropriate;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;

•
risks associated with California Assembly Bill 1054 (“AB 1054”) effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including SCE's ability to maintain a valid safety certification, SCE's ability to recover uninsured wildfire-related costs from the insurance fund established under AB 1054 (“Wildfire Insurance Fund”), the longevity of the Wildfire Insurance Fund, and the CPUC's interpretation of and actions under AB 1054, including their interpretation of the new prudency standard established under AB 1054;

•
decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other regulatory and legislative authorities, including decisions and actions related to determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and mudslide-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in regulatory and legislative actions;

Edison International Reports First Quarter 2020 Financial Results

•	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;

•
risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;

•
pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results;

•
extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues;

•
physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;

•
risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);

•
risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and

•
risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this report, is contained throughout this report and in the 2019 Form 10-K, including the "Risk Factors" section. Readers are urged to read this entire report, including information incorporated by reference, as well as the 2019 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section title "Events and Presentations" at www.edisoninvestor.com in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports First Quarter 2020 Financial Results

First Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended March 31,
	2020	2019	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.60	$0.90	$(0.30)
Edison International Parent and Other	(0.10)	(0.05)	(0.05)
Edison International	0.50	0.85	(0.35)
Less: Non-core items
SCE	(0.12)	0.22	(0.34)
Edison International Parent and Other	(0.01)	—	(0.01)
Total non-core items	(0.13)	0.22	(0.35)
Core earnings (losses)
SCE	0.72	0.68	0.04
Edison International Parent and Other	(0.09)	(0.05)	(0.04)
Edison International	$0.63	$0.63	$—
Note: Diluted earnings were $0.50 and $0.85 per share for the three months ended March 31, 2020 and 2019, respectively.

First Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended March 31,
(in millions)	2020	2019	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$219	$293	$(74)
Edison International Parent and Other	(36)	(15)	(21)
Edison International	183	278	(95)
Less: Non-core items
SCE[1,2,3]	(42)	72	(114)
Edison International Parent and Other[2]	(3)	—	(3)
Total non-core items	(45)	72	(117)
Core earnings (losses)
SCE	261	221	40
Edison International Parent and Other	(33)	(15)	(18)
Edison International	$228	$206	$22

[1]	Includes amortization of SCE’s Wildfire Insurance Fund expenses of $84 million ($60 million after-tax) for the quarter ended March 31, 2020.

[2]
Includes income tax benefit of $18 million and income tax expense of $3 million recorded in 2020 for SCE and Edison International Parent and Other, respectively, due to re-measurement of uncertain tax positions related to the 2010 – 2012 California state tax filings currently under audit.

[3]
Includes income tax benefits of $69 million recorded in 2019 for SCE related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a CPUC resolution issued in February 2019. The resolution determined that customers are only entitled to excess deferred taxes which were included when setting rates and other deferred tax re-measurement belongs to shareholders.

Edison International Reports First Quarter 2020 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended March 31,
(in millions, except per-share amounts, unaudited)	2020	2019
Total operating revenue	$2,790	$2,824
Purchased power and fuel	928	1,005
Operation and maintenance	881	882
Wildfire Insurance Fund expense	84	—
Depreciation and amortization	484	480
Property and other taxes	111	110
Other operating income	—	(5)
Total operating expenses	2,488	2,472
Operating income	302	352
Interest expense	(225)	(194)
Other income	52	38
Income before taxes	129	196
Income tax benefit	(84)	(112)
Net income	213	308
Preferred and preference stock dividend requirements of SCE	30	30
Net income attributable to Edison International common shareholders	$183	$278
Basic earnings per share:
Weighted average shares of common stock outstanding	363	326
Basic earnings per common share attributable to Edison International common shareholders	$0.50	$0.85
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	364	327
Diluted earnings per common share attributable to Edison International common shareholders	$0.50	$0.85

Edison International Reports First Quarter 2020 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$1,337	$68
Receivables, less allowances of $60 and $50 for uncollectible accounts at respective dates	795	788
Accrued unbilled revenue	409	488
Inventory	363	364
Income tax receivables	131	118
Prepaid expenses	158	214
Derivative assets	51	81
Regulatory assets	1,225	1,009
Wildfire Insurance Fund contributions	323	323
Other current assets	119	107
Total current assets	4,911	3,560
Nuclear decommissioning trusts	4,267	4,562
Other investments	74	64
Total investments	4,341	4,626
Utility property, plant and equipment, less accumulated depreciation and amortization of $10,147 and $9,958 at respective dates	44,733	44,198
Nonutility property, plant and equipment, less accumulated depreciation of $88 and $86 at respective dates	87	87
Total property, plant and equipment	44,820	44,285
Regulatory assets	6,294	6,088
Wildfire Insurance Fund contributions	2,687	2,767
Operating lease right-of-use assets	683	693
Other long-term assets	2,290	2,363
Total long-term assets	11,954	11,911

Total assets	$66,026	$64,382

Edison International Reports First Quarter 2020 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	March 31, 2020	December 31, 2019
LIABILITIES AND EQUITY
Short-term debt	$1,275	$550
Current portion of long-term debt	901	479
Accounts payable	1,454	1,752
Customer deposits	298	302
Regulatory liabilities	764	972
Current portion of operating lease liabilities	74	80
Other current liabilities	1,482	1,388
Total current liabilities	6,248	5,523
Long-term debt	19,125	17,864
Deferred income taxes and credits	5,173	5,078
Pensions and benefits	664	674
Asset retirement obligations	3,027	3,029
Regulatory liabilities	8,113	8,385
Operating lease liabilities	609	613
Wildfire-related claims	4,568	4,568
Other deferred credits and other long-term liabilities	2,955	3,152
Total deferred credits and other liabilities	25,109	25,499
Total liabilities	50,482	48,886
Commitments and contingencies
Common stock, no par value (800,000,000 shares authorized; 363,476,346 and 361,985,133 shares issued and outstanding at respective dates)	5,085	4,990
Accumulated other comprehensive loss	(67)	(69)
Retained earnings	8,333	8,382
Total Edison International's common shareholders' equity	13,351	13,303
Noncontrolling interests – preferred and preference stock of SCE	2,193	2,193
Total equity	15,544	15,496

Total liabilities and equity	$66,026	$64,382

Edison International Reports First Quarter 2020 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Three months ended March 31,
(in millions, unaudited)	2020	2019
Cash flows from operating activities:
Net income	$213	$308
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	501	498
Allowance for equity during construction	(21)	(17)
Deferred income taxes	(58)	(114)
Wildfire Insurance Fund amortization expense	84	—
Other	23	1
Nuclear decommissioning trusts	14	(73)
Changes in operating assets and liabilities:
Receivables	(30)	9
Inventory	1	(30)
Accounts payable	(129)	31
Tax receivables and payables	31	82
Other current assets and liabilities	41	(381)
Regulatory assets and liabilities, net	(372)	(96)
Wildfire-related insurance receivable	58	—
Other noncurrent assets and liabilities	(41)	(8)
Net cash provided by operating activities	315	210
Cash flows from financing activities:
Long-term debt issued, net of premium, discount and issuance costs of $19 and $(13) for the respective periods	1,719	1,087
Long-term debt repaid	(40)	(40)
Term loan issued	1,275	750
Common stock issued	74	—
Short-term debt financing, net	(550)	(538)
Payments for stock-based compensation	(3)	(41)
Receipts from stock option exercises	13	22
Dividends and distribution to noncontrolling interests	(36)	(36)
Dividends paid	(226)	(200)
Other	5	5
Net cash provided by financing activities	2,231	1,009
Cash flows from investing activities:
Capital expenditures	(1,268)	(1,074)
Proceeds from sale of nuclear decommissioning trust investments	1,407	1,208
Purchases of nuclear decommissioning trust investments	(1,421)	(1,135)
Other	4	15
Net cash used in investing activities	(1,278)	(986)
Net increase in cash, cash equivalents and restricted cash	1,268	233
Cash, cash equivalents and restricted cash at beginning of period	70	152
Cash, cash equivalents and restricted cash at end of period	$1,338	$385